UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2019 (October 7, 2019)

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of Principal Executive Offices, including Zip Code)

(913) 213-2000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	AMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2019, the Company announced the appointment of Mr. Sean Goodman as the Company’s Executive Vice President – Finance and planned transition to the position of Chief Financial Officer next year. On the same day, the Company filed a Current Report on Form 8-K regarding Mr. Goodman’s appointment. This Current Report Amendment No. 1 on Form 8-K/A is being filed to provide additional detail on Mr. Goodman’s compensation.

On October 24, 2019, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) approved Mr. Goodman’s compensation package that includes an annual base salary of $675,000, a relocation stipend of $175,000, and a 2019 bonus of $550,000.

On his first date of employment and to compensate him for equity awards forfeited upon departure from his previous employer, Mr. Goodman will be awarded 200,000 Restricted Stock Units (“RSU”) pursuant to the Company’s 2013 Equity Incentive Plan (the “EIP”) with one-half vesting on the first anniversary of his employment and the remaining one-half vesting ratably over a three year period. Mr. Goodman will also be awarded 300,000 Performance Stock Units (“PSU”) pursuant to the EIP that will vest based upon achieving target prices for the Company’s common stock. Achievement of the target prices will be determined using the volume weighted average closing price of the Company’s common stock over a 20 trading day period. Any unvested PSUs remaining after 10 years will be forfeited. The target prices and vesting tranches are set forth in the table below:

Target Price	PSUs Vesting
$15.00	75,000
$20.00	75,000
$25.00	75,000
$30.00	75,000

Beginning in 2020, Mr. Goodman’s annual target bonus will be 70% of his base salary and will be awarded upon the achievement of specific goals and objectives to be established by the Compensation Committee and subject to the provisions of the Company’s annual incentive compensation program. In 2020, Mr. Goodman will also be awarded RSU and PSU grants, valued at $1,200,000 pursuant to the Company’s long-term incentive plan and the EIP.

The compensation outlined above and other terms of Mr. Goodman’s employment will be included in an employment agreement to be executed on or before commencement of his employment. The employment agreement will also contain the Company’s standard severance arrangements and restrictive covenants for executive officers. The Company will file the employment agreement with its Annual Report on Form 10-K for the 2019 fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has du1y caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: October 25, 2019	By:	/s/ Kevin M. Connor
Kevin M. Connor
Senior Vice President,
General Counsel & Secretary

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